Exhibit 99.1

Smart & Final Stores, Inc. Reports Fourth Quarter and Full Year 2016 Financial
Results

COMMERCE, Calif. (March 8, 2017) – Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the fiscal fourth quarter and full year ended January 1, 2017.

Full Year Highlights:

•                 Net sales increase of 9.3% to $4,341.8 million

•                 Comparable store sales decrease of 0.5%, including impacts of deflation and cannibalization

•                 Net income of $12.9 million, or $0.17 per diluted share

•                 Adjusted net income of $42.2 million, or $0.54 per diluted share

•                 Adjusted EBITDA of $180.3 million

“We are pleased with our performance in 2016, which marks a period of unprecedented store growth,” said David Hirz, President and Chief Executive Officer. “Our 2016 store development included the successful integration of a major acquisition resulting in the largest number of new Smart & Final Extra! stores in a single year in the Company’s history, and we simultaneously expanded our Cash & Carry banner.  We continue to build upon our differentiated brand message as the one-stop shop for business and household needs, and to communicate Smart & Final’s unique banner propositions to both new and existing customers.”

Mr. Hirz added, “2016 was not without its challenges as the continued effects of deflation and anticipated impacts from cannibalization pressured comparable store sales growth and earnings.  Looking ahead to 2017, we expect these pressures to ease as we move through the year and that, when combined with our merchandising and marketing initiatives, will position us to return to positive comparable store sales growth in 2017.”

The Company’s fiscal year and fiscal fourth quarter ended January 1, 2017 comprised 52-week and 12-week periods respectively, and the Company’s fiscal year and fiscal fourth quarter ended January 3, 2016 comprised 53-week and 13-week periods, respectively.  For comparability of net sales between periods, the Company includes in the presentation below consistent 52-week and 12-week comparisons, calculated by excluding the first week of the 53-week and 13-week periods, respectively.

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

Fourth Quarter Fiscal 2016 Financial Results

Net sales were $1,000.6 million in the 12-week quarter ended January 1, 2017, representing a 0.3% increase as compared to $997.6 million in the 13-week quarter ended January 3, 2016.  On a consistent 12-week comparison basis, sales increased by 9.2% from the prior year quarter.  Net sales growth was driven by the net sales contribution of new stores, partially offset by a 2.0% decrease in comparable store sales. Comparable store sales were comprised of a 0.2% increase in comparable transaction count, including the effect of anticipated cannibalization from new stores, and a 2.2% decrease in comparable average transaction size, including the impact of deflation in key product categories in both store banners.

Net sales for Smart & Final banner stores were $796.2 million for the 12-week quarter ended January 1, 2017, a 2.0% increase as compared to $780.6 million in the 13-week quarter ended January 3, 2016.  On a consistent 12-week comparison basis, sales increased by 11.1% from the prior year quarter.  Comparable store sales for the Smart & Final banner decreased 2.1% in the fourth quarter.

Net sales for Cash & Carry banner stores were $204.4 million for the 12-week period ended January 1, 2017, a 5.8% decrease as compared to $217.0 million in the 13-week quarter ended January 3, 2016.  On a consistent 12-week comparison basis, sales increased by 2.6% from the prior year quarter.  Comparable store sales for the Cash & Carry banner decreased 1.5% in the fourth quarter.

Gross margin from operations was $140.9 million, a 4.7% decrease as compared to $147.9 million in the fourth quarter of 2015. Gross margin rate was 14.1% as compared to 14.8% in the same period of 2015.

Operating and administrative expenses were $135.2 million, a 7.4% increase as compared to $125.9 million in the same period of 2015. This increase was primarily related to expenses associated with 37 new stores opened over the prior 12 months and related support costs.

Net loss was $0.3 million, including the effect of higher store development and closure expenses, and an income tax benefit of $1.7 million, as compared to net income of $10.0 million in the same period of 2015. Net loss per diluted share was $0.00 as compared to net income per diluted share of $0.13 in the same period of 2015.

Adjusted net income was $5.0 million as compared to $14.7 million for the same period of 2015. Adjusted net income per diluted share was $0.07 as compared to $0.19 in the same period of 2015.

Adjusted EBITDA was $37.3 million as compared to $47.4 million in the fourth quarter of 2015.

Fiscal 2016 Financial Results

In the 52-week year ended January 1, 2017, net sales were $4,341.8 million, an increase of 9.3% as compared to $3,971.0 million in the 53-week year ended January 3, 2016.  On a consistent 52-week comparison basis, sales increased by 11.2% from the prior year.  Net sales growth was driven by the net sales contribution of new stores, partially offset by a 0.5% decline in comparable store sales.  The decline in comparable store sales was comprised of a 0.8% increase in comparable transaction count and a 1.3% decrease in comparable average transaction size.

Net sales for Smart & Final banner stores were $3,400.8 million, a 12.0% increase as compared to $3,037.0 million in the 53 weeks of fiscal 2015.  On a consistent 52-week comparison basis, sales increased by 13.9% from the prior year.  Full year comparable store sales decline for the Smart & Final banner was 0.6%.

Net sales for Cash & Carry banner stores were $941.0 million, a 0.8% increase as compared to $934.0 million in the 53 weeks of fiscal 2015.  On a consistent 52-week comparison basis, sales increased by 2.4% from the prior year.  Full year comparable store sales decline for the Cash & Carry banner was 0.3%.

Net income was $12.9 million, including the effect of higher store development costs, as compared to $38.3 million in 2015. Net income per diluted share was $0.17 as compared to $0.50 for 2015.

Adjusted net income was $42.2 million, a 25.0% decrease as compared to $56.3 million in 2015. Adjusted net income per diluted share was $0.54 as compared to $0.73 for 2015.

Adjusted EBITDA was $180.3 million, as compared to $192.9 million in 2015.

Growth and Development

During fiscal 2016, the Company opened 33 new Smart & Final Extra! stores, completed six conversions of legacy Smart & Final stores to the Smart & Final Extra! format, relocated six legacy Smart & Final stores and closed eight legacy Smart & Final stores. The Company opened four new Cash & Carry stores during fiscal 2016.  As of January 1, 2017, the Company operated a total of 305 stores, including 172 Smart & Final Extra! stores, 74 legacy Smart & Final stores and 59 Cash & Carry stores.

Operating Stores at Fiscal Year End (January 1, 2017)

	Smart & Final Banner Stores
	Extra! format	Legacy format	Total	Cash & Carry Banner Stores	Total Company
End of Fiscal 2015	127	94	221	55	276

New stores	33	-	33	4	37

Relocations, net	6	(6)	-	-	-

Conversions	6	(6)	-	-	-

Store closures	-	(8)	(8)	-	(8)

End of Fiscal 2016	172	74	246	59	305

Leverage and Liquidity

As of January 1, 2017, the Company’s debt, net of debt issuance costs, was $678.9 million and cash and cash equivalents were $54.2 million.

In the 52 weeks ended January 1, 2017, the Company generated cash from operations of $97.1 million and invested $151.2 million in capital expenditures, primarily related to the development of Extra! format stores and to improvements of existing assets.

Outlook

The Company is providing the following guidance for the full year ending December 31, 2017:

Net sales growth	5.5% - 6.5%
Comparable store sales growth	1.0% - 2.0%
Unit growth (new stores)	15 Smart & Final Extra! 4 Cash & Carry
Relocations of existing stores to Extra! format	3 Smart & Final stores
Expansions or conversions of legacy stores to Extra! format	4 to 5 Smart & Final stores
Adjusted EBITDA	$185 - $195 million
Adjusted net income	$39 - $43 million
Adjusted diluted EPS	$0.50 - $0.55
Capital expenditures	$120 - $130 million
Fully diluted weighted average shares	77 million

The above guidance includes certain non-GAAP financial measures (namely adjusted net income, adjusted net income per diluted share and adjusted EBITDA), which exclude certain costs and non-cash costs and provide investors with additional financial measures of the expected operating performance of the Company’s business. The primary factors in reconciling these non-GAAP financial measures to comparable GAAP measures include the following: pre-opening costs associated with new stores of approximately $6 million, non-cash rent, related to stores, of approximately $4 million and share-based compensation expense of approximately $10 million. The other amounts needed to reconcile these non-GAAP financial measures to comparable GAAP measures cannot be quantified and are not available without an unreasonable effort.

In the first quarter of fiscal year 2017, the Company expects to open two new Smart & Final Extra! stores, and one new Cash & Carry store.

Fourth Quarter and Fiscal 2016 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fiscal fourth quarter and 2016 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “Investors” section of the Company’s web site at http://www.smartandfinal-investor.com/.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International) and entering the replay pin number: 13653391.  The telephonic replay will be available until 11:59 p.m. Eastern Time, on Wednesday, March 22, 2017.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of January 1, 2017, the Company operated 305 grocery and foodservice stores under the “Smart & Final,” “Smart &

Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, Idaho and Utah, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for over 145 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Investor Relations

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended	Thirteen Weeks Ended	Fifty-two Weeks Ended	Fifty-three Weeks Ended
	January 1, 2017	January 3, 2016	January 1, 2017	January 3, 2016

Net sales	$1,000,632	$997,626	$4,341,795	$3,970,980
Cost of sales, buying and occupancy	859,722	849,753	3,712,291	3,372,120
Gross margin	140,910	147,873	629,504	598,860

Operating and administrative expenses	135,183	125,873	582,486	503,995
Income from operations	5,727	22,000	47,018	94,865

Interest expense, net	7,925	7,680	32,654	32,687
Loss on early extinguishment of debt	-	-	4,978	2,192
Equity in earnings of joint venture	295	333	1,525	1,378
Income (loss) before income taxes benefit (provision)	(1,903)	14,653	10,911	61,364

Income tax benefit (provision)	1,650	(4,692)	2,037	(23,102)
Net income (loss)	$(253)	$9,961	$12,948	$38,262

Net income (loss) per share:
Basic	$0.00	$0.14	$0.18	$0.52
Diluted	$0.00	$0.13	$0.17	$0.50

Weighted average shares outstanding:
Basic	71,962,127	73,191,829	72,727,071	73,121,964
Diluted	71,962,127	77,497,406	78,026,159	77,141,621

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	January 1, 2017	January 3, 2016

Assets
Current assets:
Cash and cash equivalents	$54,235	$59,327
Accounts receivable, less allowances of $434 and $454 at January 1, 2017 and January 3, 2016, respectively	31,809	27,304
Inventories	278,718	234,289
Prepaid expenses and other current assets	48,769	29,072
Deferred income taxes	22,105	22,471
Total current assets	435,636	372,463

Property, plant, and equipment:
Land	9,106	10,940
Buildings and improvements	17,351	20,441
Leasehold improvements	301,522	237,820
Fixtures and equipment	353,764	266,080
Construction in progress	12,110	19,501
	693,853	554,782
Less accumulated depreciation and amortization	249,251	174,906
	444,602	379,876

Capitalized software, net of accumulated amortization of $13,293 and $12,356 at January 1, 2017 and January 3, 2016, respectively	10,392	11,365
Other intangible assets, net	369,519	376,122
Goodwill	611,242	611,242
Equity investment in joint venture	14,366	12,763
Other assets	66,662	53,250
Total assets	$1,952,419	$1,817,081

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$225,227	$194,149
Accrued salaries and wages	31,933	33,859
Accrued expenses	82,925	77,374
Current portion of debt, less debt issuance costs	62,352	3,904
Total current liabilities	402,437	309,286

Long-term debt, less debt issuance costs	616,588	586,956
Deferred income taxes	129,902	128,752
Postretirement and postemployment benefits	121,409	117,417
Other long-term liabilities	129,834	108,099

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value;
Authorized shares – 10,000,000
Issued and outstanding shares – none	–	–
Common stock, $0.001 par value;
Authorized shares – 340,000,000
Issued and outstanding shares - 72,930,653 and 73,789,608 at
January 1, 2017 and January 3, 2016, respectively	73	74
Additional paid-in capital	500,666	502,304
Retained earnings	65,093	70,181
Accumulated other comprehensive loss	(13,583)	(5,988)
Total stockholders’ equity	552,249	566,571
Total liabilities and stockholders’ equity	$1,952,419	$1,817,081

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

	Fifty-two Weeks Ended	Fifty-three Weeks Ended
	January 1, 2017	January 3, 2016
Operating activities
Net income	$12,948	$38,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	51,385	38,585
Amortization	35,630	30,181
Amortization of debt discount and debt issuance costs	2,511	2,780
Share-based compensation	9,803	10,003
Excess tax benefits related to share-based payments	–	(358)
Deferred income taxes	(1,469)	3,325
Dividend from joint venture	769	–
Equity in earnings of joint venture	(1,525)	(1,378)
Gain (loss) on disposal of property, plant, and equipment	282	(40)
Asset impairment	1,323	1,413
Loss on early extinguishment of debt	4,978	2,192
Changes in operating assets and liabilities:
Accounts receivable, net	(2,726)	(3,637)
Inventories	(44,429)	(10,885)
Prepaid expenses and other assets	(23,962)	(1,202)
Accounts payable	31,078	9,252
Accrued salaries and wages	(1,926)	5,277
Other accrued liabilities	22,423	21,621
Net cash provided by operating activities	97,093	145,391

Investing activities
Purchases of property, plant, and equipment	(148,043)	(132,738)
Proceeds from disposal of property, plant, and equipment	2,265	8,104
Assets acquired in Haggen Transaction	(2,257)	(66,440)
Investment in capitalized software	(3,193)	(4,265)
Other	(2,024)	(1,277)
Net cash used in investing activities	(153,252)	(196,616)

Financing activities
Proceeds from exercise of stock options	4,667	719
Payment of minimum withholding taxes on net share settlement of share-based compensation awards	(669)	(694)
Fees paid in conjunction with debt financing	(8,500)	(1,335)
Borrowings on bank line of credit	97,000	15,000
Payments on bank line of credit	(38,000)	(10,000)
Issuance of bank debt, net of issuance costs	30,093	–
Payments of public offering issuance costs	–	(214)
Excess tax benefits related to share-based payments	–	358
Stock repurchases	(33,524)	(129)
Net cash provided by financing activities	51,067	3,705

Net (decrease) increase in cash and cash equivalents	(5,092)	(47,520)
Cash and cash equivalents at beginning of period	59,327	106,847
Cash and cash equivalents at end of period	$54,235	$59,327

Cash paid during the period for:
Interest	$29,750	$29,462
Income taxes	$10,448	$23,729

Non-cash investing and financing activities
Software development costs incurred but not paid	$24	$310
Construction in progress costs incurred but not paid	$12,070	$8,534

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(In Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Twelve Weeks Ended January 1, 2017
Net sales	$796,250	$204,382	$-	$1,000,632
Cost of sales, distribution and store occupancy	680,210	177,324	2,188	859,722
Operating and administrative expenses	100,067	15,556	19,560	135,183
Income (loss) from operations	$15,973	$11,502	$(21,748)	$5,727

Capital expenditures	$30,209	$4,231	$849	$35,289
Assets acquired in Haggen Transaction	$-	$-	$-	$-

Thirteen Weeks Ended January 3, 2016
Net sales	$780,592	$217,034	$-	$997,626
Cost of sales, distribution and store occupancy	662,194	185,469	2,090	849,753
Operating and administrative expenses	95,089	15,885	14,899	125,873
Income (loss) from operations	$23,309	$15,680	$(16,989)	$22,000

Capital expenditures	$29,393	$1,556	$1,775	$32,724
Assets acquired in Haggen Transaction	$66,440	$-	$-	$66,440

Fifty-two Weeks Ended January 1, 2017
Net sales	$3,400,755	$941,040	$-	$4,341,795
Cost of sales, distribution and store occupancy	2,894,222	808,258	9,811	3,712,291
Operating and administrative expenses	444,318	66,688	71,480	582,486
Income (loss) from operations	$62,215	$66,094	$(81,291)	$47,018

Capital expenditures	$135,677	$10,074	$5,485	$151,236
Assets acquired in Haggen Transaction	$2,257	$-	$-	$2,257

Fifty-three Weeks Ended January 3, 2016
Net sales	$3,036,949	$934,031	$-	$3,970,980
Cost of sales, distribution and store occupancy	2,561,035	802,115	8,970	3,372,120
Operating and administrative expenses	372,011	64,368	67,616	503,995
Income (loss) from operations	$103,903	$67,548	$(76,586)	$94,865

Capital expenditures	$122,808	$7,616	$6,579	$137,003
Assets acquired in Haggen Transaction	$66,440	$-	$-	$66,440

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines adjusted net income as net income adjusted for the items set forth in the table below.  The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding.  The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.  The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of adjusted net income, EBITDA and adjusted EBITDA to net income, and adjusted net income per share and adjusted net income per diluted share to net income per share, for the 12-week and 52-week periods ended January 1, 2017, and the 13-week and 53-week periods ended January 3, 2016.

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(In Thousands)

	Twelve Weeks Ended January 1, 2017	Thirteen Weeks Ended January 3, 2016	Fifty-two Weeks Ended January 1, 2017	Fifty-three Weeks Ended January 3, 2016
Net income (loss)	$(253)	$9,961	$12,948	$38,262
Depreciation and amortization	22,500	17,096	87,015	68,766
Interest expense, net	7,925	7,680	32,654	32,687
Income tax (benefit) provision	(1,650)	4,692	(2,037)	23,102
EBITDA	28,522	39,429	130,580	162,817

Adjustments to EBITDA
Transaction costs (a)	-	-	-	936
Net loss from closed stores and exit costs (b)	2,650	332	8,671	2,344
Loss from asset dispositions (c)	594	838	1,598	1,396
Share-based compensation expense (d)	2,555	1,922	9,803	10,003
Non-cash rent (e)	442	1,430	2,498	4,508
Pre-opening costs (f)	906	3,369	2,630	8,543
Costs associated with acquired Haggen store locations (g)	1,266	-	20,513	-
Loss on extinguishment of debt (h)	-	-	4,978	2,192
Other items (i)	377	38	(1,018)	135
Adjusted EBITDA	$37,312	$47,358	$180,253	$192,874

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended January 1, 2017	Thirteen Weeks Ended January 3, 2016	Fifty-two Weeks Ended January 1, 2017	Fifty-three Weeks Ended January 3, 2016
Net income (loss)	$(253)	$9,961	$12,948	$38,262
Income tax (benefit) provision	(1,650)	4,692	(2,037)	23,102
Income (loss) before income taxes (benefit)	(1,903)	14,653	10,911	61,364

Adjustments to net income (loss)
Transaction costs (a)	-	-	-	936
Net loss from closed stores and exit costs (b)	2,650	332	8,671	2,344
Loss from asset dispositions (c)	594	838	1,598	1,396
Share-based compensation expense (d)	2,555	1,922	9,803	10,003
Non-cash rent (e)	442	1,430	2,498	4,508
Pre-opening costs (f)	906	3,369	2,630	8,543
Costs associated with acquired Haggen store locations (g)	1,266	-	20,513	-
Loss on extinguishment of debt (h)	-	-	4,978	2,192
Other items (i)	377	38	(1,018)	135
Adjusted income tax provision	(1,890)	(7,859)	(18,363)	(35,139)
Adjusted net income	$4,997	$14,723	$42,221	$56,282

Adjusted Net Income Per Share

Net income (loss) per share - basic	$0.00	$0.14	$0.18	$0.52
Per share impact of net income adjustments	$0.07	$0.06	$0.40	$0.25
Adjusted net income per share - basic	$0.07	$0.20	$0.58	$0.77
Net income (loss) per share - diluted	$0.00	$0.13	$0.17	$0.50
Per share impact of net income adjustments	$0.07	$0.06	$0.37	$0.23
Adjusted net income per share - diluted	$0.07	$0.19	$0.54	$0.73

Weighted average shares - basic	71,962,127	73,191,829	72,727,071	73,121,964
Weighted average shares - fully diluted	76,552,257	77,497,406	78,026,159	77,141,621

(a)      Represents costs primarily associated with the Company’s secondary public offering that were charged to expense in the fiscal year ended January 3, 2016.

(b)     Represents costs associated with store closure and exit costs.

(c)      Represents non-cash loss associated with asset dispositions and impairment charges.

(d)     Represents expenses associated with the Company’s equity-based incentive award program.

(e)      Represents non-cash component of recognized rent expense.

(f)       Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(g)      Represents new store opening and relocation costs and non-cash rent related to acquired former Haggen store locations.

(h)     Represents loss on the early extinguishment of debt in the fiscal years ended January 1, 2017 and January 3, 2016 in connection with amendments to the Company’s First Lien Term Loan Credit Facility.

(i)        Represents (i) death benefit income from a Company-owned life insurance policy in the fiscal years ended January 1, 2017 and January 3, 2016 and (ii) severance costs in the twelve and fifty-two weeks ended January 1, 2017 and the thirteen and fifty-three weeks ended January 3, 2016.